Exhibit 10.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of the 26th day of April, 2006, by and between Philip F. Otto (“Employee”) and Optical Communication Products, Inc., a California corporation (“Company”).

RECITALS

WHEREAS, the Company wishes to employ Employee as interim Chief Financial Officer;

WHEREAS, Employee wishes to be employed in such capacity;

AGREEMENT

NOW, THEREFORE, in consideration of the recitals and mutual covenants contained herein, the parties agree that:

1.        During the Term (as defined in Section 2), the Company will employ Employee to serve as Chief Financial Officer on an interim basis, and Employee does hereby accept such employment, all subject to the terms and provisions of this Agreement. Employee represents that he is legally free to enter into this Agreement and that it does not conflict with any of his duties or obligations to any other person and that he is not in any way restricted by any duties or obligations to any other person from contributing his full knowledge and talents to the Company in performing his duties hereunder.

2.        The term of this Agreement shall commence on May 15, 2006 and continue until July 31, 2006 (the “Initial Term”), unless terminated earlier in accordance with Section 9 below; provided, however, that the Company may extend the term of this Agreement through December 31, 2006 (or such shorter period as the Company may elect) by giving Employee written notice at least fifteen (15) days prior to the termination of the Initial Term. The term of this Agreement, whether or not extended pursuant to the terms of this Section 2, is referred to herein as the “Term.”

3.        The Company agrees to compensate Employee at the rate equal to $30,000 per calendar month, from which the Company shall withhold all amounts required by applicable law. Such compensation shall be payable in accordance with the Company’s standard payroll policies.

4.        Subject to the last sentence of this Section 4, Employee agrees to devote his entire working time, attention and energies to the business of the Company and agrees to perform such reasonable responsibilities and duties as may be assigned to him from time to time by the Company’s Board of Directors (or the Audit Committee of the Board of Directors) and by the Company’s Chief Executive Officer, which responsibilities and duties shall be consistent with his position as Chief Financial Officer, including the responsibilities and duties described in

Exhibit A hereto. Subject to travel required by the Company in the performance of Employee’s responsibilities and duties, Employee agrees to perform such responsibilities and duties at the Company’s executive offices in Southern California. So long as such activities do not interfere with or prevent Employee from fulfilling his duties as Chief Financial Officer, Employee shall not be precluded from activities in professional societies, from lecturing or writing in areas of his professional expertise, or from serving as Chairman of Warrington Sources, Inc., for reasonable periods and Employee shall be entitled to retain honoraria, publication royalties and similar compensation paid as a result of such activities.

5.        Employee shall be entitled to reimbursement by the Company for (a) the reasonable cost of weekly air transportation (coach or economy class) between Burbank Airport and either Oakland Airport or San Jose Airport, as selected by Employee (“Home Airport”), the reasonable cost of the related transportation between the Company’s executive offices and Burbank Airport, and the reasonable cost of related transportation between the Home Airport and Employee’s home in Northern California; (b) the reasonable cost of housing in the vicinity of the Company’s executive offices, not to exceed $250 per day; the reasonable cost of meals, not to exceed $70 per day; and (c) such customary, ordinary and necessary business expenses as are incurred by him in the performance of his duties. All expenses as described in this Section 5 will be reimbursed only upon presentation by Employee of such documentation as may be reasonably necessary to substantiate that all such expenses were incurred in the performance of his duties. Employee shall be reimbursed for expenses in excess of the amounts set forth above upon the written approval of the Company’s Chief Executive Officer or the Chair of the Compensation Committee of the Board of Directors.

6.        As a condition of employment under this Agreement, Employee shall execute the “Proprietary Rights and Confidentiality Agreement” attached hereto as Exhibit B and made a part hereof by this reference.

7.        During the term of this Agreement, Employee will undertake no planning for or organization of any business activity competitive with the work he performs as an employee of the Company, and Employee will not combine or conspire with other employees of the Company for the purpose of organization of any such competitive business activity. Employee acknowledges that he has no confidentiality obligations whatsoever continuing to any previous employer and relating to the business or proposed business of the Company.

8.        The parties hereto agree and acknowledge that many of the rights conveyed by this Agreement are of a unique and special nature and that the Company will not have an adequate remedy at law in the event of failure of Employee to abide by its terms and conditions, nor will money damages adequately compensate for such injury. It is, therefore, agreed between the parties that in the event of breach by Employee of Employee’s agreement contained in Sections 6 or 7 of this Agreement, the Company shall have the right, among other rights, to damages sustained thereby and to a preliminary or permanent injunction to restrain Employee from the prohibited acts. Employee agrees that this Section 8 (and Sections 6 and 7 as and to the extent referred to in this section) shall survive the termination of his employment for a period of twelve months. Nothing herein contained shall in any way limit or exclude any and all other rights granted by law or equity to the Company.

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9.            a.         This Agreement is terminable by Employee, with or without good reason, upon thirty (30) days prior written notice to the Company of termination of this Agreement and Employee’s employment.

b.        Subject to Section 9(f) below, this Agreement and Employee’s employment are terminable by the Company immediately, with or without cause, at any time;

c.        This Agreement shall terminate effective upon the death of Employee.

d.        If, in the sole opinion of the Company’s Board of Directors, Employee shall be prevented from properly performing his duties hereunder by reason of any physical or mental incapacity or disability, then, to the extent permitted by law, this Agreement and Employee’s employment with the Company shall terminate upon such determination of the Board of Directors.

e.        This Agreement may be terminated upon mutual written consent of the Company and Employee.

f.         Upon termination of this Agreement and Employee’s employment for any reason whatsoever, Employee shall be deemed to have resigned from all offices then held with the Company. The Company shall have no further obligation to pay Employee (or his heirs or his estate) any compensation or benefits whatsoever following the effective date of termination of this Agreement as set forth in this Section 9, except for (i) accrued but unpaid compensation, (ii) accrued but unpaid benefits, and (iii) expenses properly and actually incurred in accordance with Section 5 prior to the date of termination, but not yet reimbursed. Notwithstanding the foregoing, however, if the Company terminates this Agreement and Employee’s employment pursuant to Section (b) above prior to June 3, 2006, the Company shall continue to pay Employee the compensation set forth in Section 3 above through and until June 3, 2006 (“Severance Compensation”); provided, however, the Severance Compensation will not be payable to Employee if, in the reasonable opinion of the Company’s Board of Directors, Employee breached or neglected the duties which he is required to perform under the terms of this Agreement; committed any material act of dishonesty, fraud, misrepresentation or other act of moral turpitude; was guilty of gross carelessness or misconduct; failed to obey the lawful direction of the Company’s Board of Directors; or acted in any way that had a direct, substantial and adverse effect on the Company’s reputation.

10.      The Company shall indemnify Employee pursuant to the “Indemnification Agreement” attached hereto as Exhibit C and made a part hereof by this reference.

11.      This Agreement and the documents referred to herein contain the entire agreement of the parties relevant to the subject matter hereof, and it may be amended only by a written document signed by all parties to this Agreement who are affected by the amendment.

12.      This Agreement shall be governed by the internal laws of the State of California, the principal place of business of the Company, without regard to the conflict of law provisions thereof. If a dispute arises hereunder and a legal proceeding is commenced, the

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prevailing party, as determined by a court of competent jurisdiction, shall be entitled to an award of its reasonable attorneys’ fees.

13.      If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall, nevertheless, continue in full force and effect without being impaired or invalidated in any way.

14.      The parties hereto shall not be deemed to have waived any of their respective rights under this Agreement unless the waiver is in writing and signed by such waiving party. No delay in exercising any right shall be a waiver nor shall a waiver on one occasion operate as a waiver of such right on a future occasion.

15.      All notices provided for herein shall be in writing and shall be deemed to have been given when delivered personally, when deposited in the United States mail, registered or certified, postage prepaid, or when delivered to an overnight courier guaranteeing next-day delivery, addressed as follows:

To:	Optical Communication Products, Inc. 6101 Variel Avenue Woodland Hills, California 91367 Attention: Chief Executive Officer

To:	Philip F. Otto 2626 Green Street San Francisco, California 94123

or at such other addresses as either of said parties may from time to time in writing appoint in accordance with the provisions of this Section 15.

16.      This Agreement is personal to Employee and he may not assign or delegate any of his rights or obligations hereunder without first obtaining the written consent of the Company.

17.      This Agreement shall inure to the benefits of and be binding upon the heirs, successors and assigns of the parties hereto.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers or agents.

EMPLOYEE: /s/ Philip F. Otto Philip F. Otto

OPTICAL COMMUNICATION PRODUCTS, INC. By:/s/ Muoi Van Tran Chief Executive Officer and President

[SIGNATURE PAGE TO EMPLOYMENT AGREEMENT]

EXHIBIT A

Employee shall perform the duties of Chief Financial Officer of the Company. Such duties shall include, but not be limited to the following (subject to further guidance from the Company’s Chief Executive Officer regarding such duties, priorities, and target completion dates):

•	Assist the Company with both its near-term and long-term financial planning.
•

Serve, together with the Chief Executive Officer, Chief Operating Officer, and the Chief Corporate Development Officer, as an officer and member of the senior management team of the Company (including collaborating with the management team on strategic decisions, particularly involving finance and budgets, prior to presentation to the Board of Directors or any committees thereof).

•	At such time as determined by the Board of Directors, participate in a search to locate, evaluate, and secure the employment of a full-time Chief Financial Officer to succeed Employee.
•

Conduct a detailed review of the Company’s financial systems, and, in cooperation with the Company’s former Chief Financial Officer, controller and other members of the Company’s management and staff, recommend modifications or additions to these systems and procedures consistent with the needs of management, its auditors, its current and prospective investors, and regulatory authorities. This includes ensuring that the Company’s control and procedures are technically competent, comply with all applicable laws and regulations, and are acceptable to the Company’s auditors.

•

Review and make recommendations to the Company’s Chief Executive Officer and the Board regarding the Company’s ongoing accounting, cash management, and financial planning and reporting processes, including, but not limited to, reserves status (i.e., warranty, inventory obsolescence, inventory shrinkage, and bad debt reserves) and revenue recognition policies.

•

Review and make recommendations to the Company’s Chief Executive Officer and the Board regarding the Company’s manufacturing operations, focusing on the following: cost accounting, purchasing and inventory controls, the product development process (including the Company’s product roadmap), current and projected product costs and margins, project documentation and configuration management, quality assurance processes, and the status of the Company’s intellectual property security and protection.

•	Review and make recommendations to the Company’s Chief Executive Officer and the Board regarding the status of the issues raised in the Fiscal Year 2005 auditor’s Management Letter.
•	Review with the Audit Committee internal processes and address the Audit Committee’s stated areas of concern.
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Review and make recommendations to the Company’s Chief Executive Officer and the Board regarding the Company’s finance and corporate governance practices, especially those relating to Sarbanes-Oxley compliance (including compliance with Section 404 thereof). Such review shall include, but not be limited to, the following items:

documentation of controls, testing of controls, attestation by external auditors, management’s awareness, education and enforcement of the requirements of Sarbanes-Oxley, the Company’s compliance with ISS corporate governance guidelines, and the Company’s delegation of authority (i.e., approval levels and signing procedures).

•

In cooperation and coordination with the Chief Corporate Development Officer, review and make recommendations to the Company’s Chief Executive Officer and the Board regarding a revised investor relations strategy and plan, including joint participation in external meetings and presentations and other communications with investors and investors relations advisors.

•	Participate, as reasonably required during the term of this Agreement, in presentations and meetings with prospective and current merger and acquisition principals or their representatives.
•

Review and critique the financial portions of the Company’s business plan and projections used in connection with any proposed merger or acquisition transactions, including reviewing and/or preparing appropriate summary-level charts, schedules and supporting text to be included in the plan document.

•

Participate, in concert with the Company’s management and Board directives and guidelines, in negotiations and preparation of documentation for any proposed merger or acquisition transactions, including collaboration with Company counsel providing legal advice for such transactions.

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EXHIBIT B

PROPRIETARY RIGHTS AND CONFIDENTIALITY AGREEMENT

In return for new or continued employment by Optical Communication Products, Inc. (hereinafter, the “Company’), Employee acknowledges and agrees as follows:

1.	For the purposes of this Agreement:

a.        “Information” shall mean any and all discoveries, ideas, facts, or any other information relating to the operation of the Company’s business, of whatever type and in whatever form, which is disclosed or otherwise made available to Employee by the Company in confidence, including, but not limited to, all information relating to financial, personnel, sales, customers and scientific matters of the Company, and any other discoveries, ideas, business plans, or facts relating to any of the foregoing, whether developed by Employee or by others;

b.        “Trade Secret” shall mean any and all Information that derives independent economic value, actual or potential, from not being generally known to persons who can obtain economic value from its disclosure or use, and that is the subject of reasonable efforts by the Company to maintain its secrecy.

c.        “Inventions” shall mean designs, trademarks, discoveries, formulae, processes, manufacturing techniques, Trade Secrets, Information, improvements, ideas or copyrightable works.

2.        Employee understands that any and all Information and Trade Secrets are received or developed by him and are disclosed to him in confidence, and are to be used only for the purpose for which they are provided. During the term of this employment with the Company or thereafter, Employee shall not, directly or indirectly, except as required by the normal business of the Company or expressly consented to in writing by the Board of Directors of the Company:

a.         disclose, publish or make available any Information or Trade Secrets, other than to an employee, officer or director of the Company who, in the reasonable exercise of Employee’s judgment, needs to know such Information or Trade Secrets in order to perform his duties to the Company;

b.        sell, transfer or otherwise use or exploit or permit the sale, transfer, use or exploitation of the Information or Trade Secrets for any purpose other than those for which they were provided; or

c.         remove from the Company’s premises or retain upon termination any Information or Trade Secrets, any copies thereof or any tangible or retrievable materials containing or constituting Information or Trade Secrets.

3.        Upon termination of Employee’s employment or upon request by the Company, Employee shall return to the Company all tangible forms of Information and Trade Secrets.

4.        Employee understands that the Company is the sole owner of any and all property rights in Inventions, including, but not limited to, the right to use, sell, license or otherwise transfer or exploit the Inventions, and the right to make such changes in them and the uses thereof as the Company may from time to time determine. Employee agrees to disclose and assign to the Company, without further consideration, his entire right, title, and interest (throughout the United States and in all foreign countries) free and clear of all liens and encumbrances, in and to all Inventions, which shall be the sole property of the Company, whether or not patentable. Employee also agrees to cooperate with the Company both during and after employment in obtaining and enforcing patents, copyrights, and other protection of the Company’s rights in Inventions. As provided in Section 2870 of the California Labor Code, this Section 4 does not apply to any inventions:

a.        for which no equipment, supplies, facility, or Trade Secrets of the Company were used;

b.        which was developed entirely on Employee’s own time; and

c.        which does not relate at the time of conception or reduction to practice to the Company’s current business or its actual or demonstrably anticipated research or development, or which does not result from any work performed by Employee for the Company.

5.        Employee certifies that he has no continuing obligations with respect to the assignment of Inventions or the worldwide copyrights to Inventions, nor does Employee claim any previous uncopyrighted Inventions within the scope of this Agreement as Employee’s own, except for the Inventions, if any, which Employee has listed in Appendix A to this Agreement.

6.        Employee certifies that there is no other contract or duty on Employee’s part now in existence to assign Inventions. Employee will not disclose or induce the Company to use any confidential information or material that Employee is now or shall become aware of which belongs to anyone other than the Company.

7.        This Agreement does not constitute a contract of employment and does not in any way restrict Employee’s right or the right of the Company to terminate Employee’s employment.

Dated:_________________________	______________________________________ Employee

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APPENDIX A

I have made or improved the following Inventions and claim sole right to them. I include below the names of co-inventors or employers to whom I owe a continuing obligation with respect to these Inventions.

Dated:_________________________	______________________________________ Employee

EXHIBIT C

INDEMNIFICATION AGREEMENT

THIS AGREEMENT (the “Agreement”) is made and entered into this ___ day of _____, 2006 between Optical Communication Products, Inc., a Delaware corporation (the “Company”), and Philip F. Otto (“Indemnitee”).

WITNESSETH THAT:

WHEREAS, Indemnitee performs a valuable service for the Company; and

WHEREAS, the Board of Directors of the Company has adopted Bylaws (the “Bylaws”) permitting the Board of Directors to indemnify certain officers and employees designated by the Board of Directors or Chief Executive Officer (the “Officers”) and directors (the “Directors”) of the Company; and

WHEREAS, the Bylaws and Section 145 of the Delaware General Corporation Law, as amended (“Law”), by their nonexclusive nature permit contracts between the Company and the Officers and Directors of the Company with respect to indemnification of such Officers and Directors; and

WHEREAS, in accordance with the authorization as provided by the Law, the Company may purchase and maintain a policy or policies of Directors’ and Officers’ liability insurance (“D & O Insurance”), covering certain liabilities which may be incurred by its Officers and Directors in the performance of their obligations as Officers and Directors of the Company; and

WHEREAS, as a result of recent developments affecting the terms, scope and availability of D & O Insurance there exists general uncertainty as to the extent of protection afforded the Company’s Officers and Directors by such D & O Insurance and said uncertainty also exists under statutory and bylaw indemnification provisions; and

WHEREAS, in order to induce Indemnitee to serve as an officer of the Company, the Company has determined and agreed to enter into this contract with Indemnitee;

NOW, THEREFORE, in consideration of Indemnitee’s service as an officer, the parties hereto agree as follows:

1.        Indemnity of Indemnitee. The Company hereby agrees to hold harmless and indemnify Indemnitee to the full extent authorized or permitted by the provisions of the Law, as such may be amended from time to time, and the Bylaws, as such may be amended. In furtherance of the foregoing indemnification, and without limiting the generality thereof:

a.         Proceedings Other Than Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this

Section 1(a) if, by reason of his Corporate Status (as hereinafter defined), he is, or is threatened to be made, a party to or participant in any Proceeding (as hereinafter defined) other than a Proceeding by or in the right of the Company. Pursuant to this Section 1(a), Indemnitee shall be indemnified against all Expenses (as hereinafter defined), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.

b.        Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 1(b) if, by reason of his Corporate Status, he is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 1(b), Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that, if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Company unless and to the extent that the Court of Chancery of the State of Delaware, or the court in which such Proceeding shall have been brought or is pending, shall determine that such indemnification may be made.

c.         Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified to the maximum extent permitted by law against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

2.	Additional Indemnity.

a.         Subject only to the exclusions set forth in Section 2(b) hereof, the Company hereby further agrees to hold harmless and indemnify Indemnitee against any and all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with any Proceeding (including an action by or on behalf of the Company) to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party, by reason of his Corporate Status; provided, however, that with respect to actions by or on behalf of the Company, indemnification of Indemnitee against any judgments shall be made by the Company only as authorized in the specific case upon a determination that

Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; and

b.        No indemnity pursuant to this Section 2 shall be paid by the Company:

(i)           In respect to remuneration paid to Indemnitee if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

(ii)          On account of any suit in which judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

(iii)         On account of Indemnitee’s conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest, or to constitute willful misconduct; or

(iv)         If a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

3.        Contribution. If the indemnification provided in Sections 1 and 2 is unavailable and may not be paid to Indemnitee for any reason other than those set forth in paragraphs (i), (ii) and (iii) of Section 2(b), then in respect to any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and by the Indemnitee on the other hand from the transaction from which such Proceeding arose, and (ii) the relative fault of the Company on the one hand and of the Indemnitee on the other hand in connection with the events which resulted in such Expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Indemnitee on the other hand shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Expenses, judgments, fines or settlement amounts. The Company agrees that it would not be just and equitable if contribution pursuant to this Section 3 were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

4.        Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

5.        Advancement of Expenses. Notwithstanding any other provision of this Agreement, the Company shall advance all reasonable Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding by reason of Indemnitee’s Corporate Status within ten days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses. Any advances and undertakings to repay pursuant to this Section 5 shall be unsecured and interest free. Notwithstanding the foregoing, the obligation of the Company to advance Expenses pursuant to this Section 5 shall be subject to the condition that, if, when and to the extent that the Company determines that Indemnitee would not be permitted to be indemnified under applicable law, the Company shall be entitled to be reimbursed, within thirty (30) days of such determination, by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Company that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any advance of Expenses until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).

6.	Procedure for Determination of Entitlement to Indemnification.

a.        To obtain indemnification (including, but not limited to, the advancement of Expenses and contribution by the Company) under this Agreement, Indemnitee shall submit to the Chief Executive Officer or Chief Financial Officer a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary or any Assistant Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification.

b.        Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 6(a) hereof, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case: (i) if a Change in Control (as hereinafter defined) shall have occurred, by Independent Counsel (as hereinafter defined) in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee (unless Indemnitee shall request that such determination be made by the Board of Directors or the stockholders, in which case the determination shall be made in the manner provided in Clause (ii) below), or (ii) if a Change in Control shall not have occurred, (A) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (B) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, said Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee, or (C) if so directed by said Disinterested Directors, by the stockholders of the Company; and, if it is determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Independent Counsel, member of the Board of Directors, or stockholder of the Company shall act reasonably and in good faith in making a determination under the Agreement of the Indemnitee’s entitlement to indemnification. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

c.         If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 6(b) hereof, the Independent Counsel shall be selected as provided in this Section 6(c). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board of Directors, and the Company shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within 10 days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 14 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 6(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 6(b) hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 6(b) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 6(c), regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 8(a)(iii) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

d.        The Company shall not be required to obtain the consent of the Indemnitee to the settlement of any Proceeding which the Company has undertaken to defend if the Company assumes full and sole responsibility for such settlement and the settlement grants the Indemnitee a complete and unqualified release in respect of the potential liability.

7.	Presumptions and Effect of Certain Proceedings.

a.         In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 6(a) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

b.        If the person, persons or entity empowered or selected under Section 6 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within thirty (30) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 30 day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 7(b) shall not apply (i) if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 6(b) of this Agreement and if (A) within fifteen (15) days after receipt by the Company of the request for such determination the Board of Directors or the Disinterested Directors, if appropriate, resolve to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy five (75) days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat, or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 6(b) of this Agreement.

c.        The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement (with or without court approval), conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

d.        For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise (as hereinafter defined), including financial statements, or on information supplied to Indemnitee by the Officers and Directors of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. The provisions of this Section 7(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

8.	Remedies of Indemnitee.

a.         In the event that (i) a determination is made pursuant to Section 6 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 5 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 6(b) of this Agreement within 90 days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 3 or 4 of this Agreement within ten (10) days after receipt by the Company of a written request therefor, or (v) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 6 or 7 of this Agreement, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of his entitlement to such indemnification. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 8(a). The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

b.        In the event that a determination shall have been made pursuant to Section 6(b) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 8 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination.

c.         If a determination shall have been made pursuant to Section 6(b) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 8, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

d.        In the event that Indemnitee, pursuant to this Section 8, seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all expenses (of the types described in the definition of Expenses in Section 14 of this Agreement) actually and reasonably incurred by him in such judicial adjudication or arbitration, but only if he prevails therein. If it shall be determined in said judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification sought, the expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated. The Company shall indemnify Indemnitee against any and all expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Company of a written request therefor) advance such expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee to recover under any Directors’ and Officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery, as the case may be.

e.        The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 8 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

9.	Nonexclusivity; Survival of Rights; Insurance; Subrogation.

a.        The rights of indemnification as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Bylaws, any agreement, a vote of stockholders or a resolution of Directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the Law, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

b.        To the extent that the Company maintains an insurance policy or policies providing liability insurance for Directors, Officers, employees, or agents or fiduciaries of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies.

c.         In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

d.        The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

10.      Exception to Right of Indemnification. Notwithstanding any other provision of this Agreement, Indemnitee shall not be entitled to indemnification under this Agreement with respect to any Proceeding brought by Indemnitee, or any claim therein, unless (a) the bringing of such Proceeding or making of such claim shall have been approved by the Board of Directors or (b) such Proceeding is being brought by the Indemnitee to assert his rights under this Agreement.

11.      Duration of Agreement. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is an officer and/or a director of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any Proceeding (or any proceeding commenced under Section 8 hereof) by reason of his Corporate Status, whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer and/or a director of the Company or any other enterprise at the Company’s request.

12.      Security. To the extent requested by the Indemnitee and approved by the Board of Directors, the Company may at any time and from time to time provide security to the Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to the Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee.

13.	Enforcement.

a.        The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as an officer and/or a director of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as an officer and/or a director of the Company.

b.        This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

14.	Definitions. For purposes of this Agreement:

a.        “Change in Control” means a change in control of the Company occurring after the date of this Agreement of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934 (the “Act”), whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if after the date of this Agreement (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Act, as amended) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d3 under the Act), directly or indirectly, of securities of the Company representing 15% or more of the combined voting power of the Company’s then outstanding securities (other than any such person or any affiliate thereof that is such a 15% beneficial owner as of the date hereof) without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person attaining such percentage interest; (ii) there occurs a proxy contest, or the Company is a party to a merger, consolidation, sale of assets, plan of liquidation or other reorganization, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) during any period of two consecutive years, other than as a result of an event described in clause (a)(ii) of this Section 16, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors. A Change in Control shall not be deemed to have occurred under item (i) above if the “person” described under item (i) is entitled to report its ownership on Schedule 13G promulgated under the Act and such person is able to represent that it acquired such securities in the ordinary course of its business and not with the purpose nor with the effect of changing or influencing the control of the Company, nor in connection with or as a participant in any transaction having such purpose or effect. If the “person” referred to in the previous sentence would at any time not be entitled to continue to report such ownership on Schedule 13G pursuant to Rule 13d1(b)(3)(i)(B) of the Act, then a Change in Control shall be deemed to have occurred at such time.

b.        “Corporate Status” describes the status of a person who is or was a director, officer, employee or agent or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the express written request of the Company.

c.        “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

d.        “Enterprise” shall mean the Company and any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the express written request of the Company as a director, officer, employee, agent or fiduciary.

e.        “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding.

f.         “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

g.        “Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, in which Indemnitee was, is or will be involved as a party or otherwise, by reason of the fact that Indemnitee is or was an officer and/or a director of the Company, by reason of any action taken by him or of any inaction on his part while acting as an officer and/or a director of the Company, or by reason of the fact that he is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; in each case whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement; including one pending on or before the date of this Agreement; and excluding one initiated by an Indemnitee pursuant to Section 8 of this Agreement to enforce his rights under this Agreement.

15.      Severability. If any provision or provisions of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, illegal or otherwise unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

16.      Modification and Waiver. No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

17.      Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder. The failure to so notify the Company shall not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement or otherwise.

18.      Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

a.	If to Indemnitee, to:
Philip F. Otto
2626 Green Street

San Francisco, California 94123

b.	If to the Company, to:
Optical Communication Products, Inc.
6101 Variel Avenue
Woodland Hills, California 91367

Attention: Chief Executive Officer

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

19.      Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

20.      Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

21.      Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without application of the conflict of laws principles thereof.

22.      Gender. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

OPTICAL COMMUNICATION PRODUCTS, INC.,

a Delaware corporation

By:

Name:
Title:

Philip F. Otto, Indemnitee

[SIGNATURE PAGE TO INDEMNIFICATION AGREEMENT]